Exhibit 1.1

Execution Version

2,500,000 Shares1

ZYNEX, INC.

Common Stock, par value $0.001 per share

UNDERWRITING AGREEMENT

July 14, 2020

PIPER SANDLER & CO.

As Representative of the several

   Underwriters named in Schedule II hereto

c/o Piper Sandler & Co.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Zynex, Inc., a Nevada corporation (the “Company”), and the stockholders of the Company listed in Schedule I hereto (the “Selling Stockholders”) severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 2,500,000 shares (the “Firm Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company. The Firm Shares consist of 1,250,000 authorized but unissued shares of Common Stock to be issued and sold by the Company and 1,250,000 outstanding shares of Common Stock to be sold by the Selling Stockholders. The Company and certain of the Selling Stockholders have also granted to the several Underwriters an option to purchase up to 187,500 and 187,500 additional shares of Common Stock, respectively, on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Underwriting Agreement (this “Agreement”) are herein collectively called the “Securities.”

The Company and the Selling Stockholders hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom Piper Sandler & Co. is acting as representative (the “Representative” or “you”). To the extent there are no additional Underwriters named in Schedule II hereto other than you, the term Representative as used herein shall mean you, as Underwriters, and the terms “Representative” and “Underwriter” shall mean either the singular or the plural as the context requires.

1            Plus an option to purchase up to an aggregate of 375,000 additional shares to cover over-allotments.

1.           Registration Statements and Prospectuses. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) registration statements on Form S-3 (File Nos. 333-230128 and 333-232367) under the Securities Act of 1933, as amended (the “Securities Act” or “Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statements as may have been required to the date of this Agreement. Such registration statements have been declared effective by the Commission. Each part of such registration statements, including the amendments, exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations, as of the time each Registration Statement became effective, is herein called the “Registration Statement,” and collectively, the “Registration Statements.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

Each prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement with respect to either Registration Statement is herein called a “Base Prospectus,” and collectively, the “Base Prospectuses.” Each preliminary prospectus supplement to the Base Prospectuses (including the Base Prospectuses as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplements referred to in the following sentence is herein called a “Preliminary Prospectus,” and collectively, the “Preliminary Prospectuses.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission final prospectus supplements to the Base Prospectuses relating to the Securities and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectuses (including the Base Prospectuses as so supplemented), in the forms filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectuses,” and each a “Prospectus.” Any reference herein to a Base Prospectus, any Preliminary Prospectus or a Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statements, the Rule 462(b) Registration Statements, the Base Prospectuses, any Preliminary Prospectus, the Prospectuses or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statements, the Base Prospectuses, any Preliminary Prospectus or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statements, the Base Prospectuses, any Preliminary Prospectus or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statements, the Base Prospectuses, any Preliminary Prospectus or the Prospectuses shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.           Representations and Warranties of the Company and the Selling Stockholders.

(a)           Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i)           Registration Statements and Prospectuses. No order preventing or suspending the use of any Preliminary Prospectus or any Prospectus (or any supplement thereto) has been issued by the Commission and no proceeding for that purpose has been initiated or is pending or, to the knowledge of the Company, threatened by the Commission. As of the time each part of each Registration Statement (or any post-effective amendment thereto) became or becomes effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), such part conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and each Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Each Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statements, any post-effective amendment or any part thereof is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

(ii)           Accurate Disclosure. Each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statements nor any amendment thereto, at the effective time of each part thereof, at the First Closing Date (as defined below) or at the Second Closing Date (as defined below), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), neither (A) the Time of Sale Disclosure Package (as defined below) nor (B) any issuer free writing prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectuses nor any supplement thereto, as of their issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at the Second Closing, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(a)(ii) shall not apply to statements in or omissions from any Preliminary Prospectus, the Registration Statements (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectuses (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f).

Each reference to an “issuer free writing prospectus” herein means an issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations.

“Time of Sale Disclosure Package” means the Preliminary Prospectuses dated July 14, 2020, any free writing prospectus set forth on Schedule III and the information on Schedule IV, all considered together.

Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Time of Sale” means 8:00 p.m. (Eastern time) on the date of this Agreement.

(iii)            Issuer Free Writing Prospectuses. (A) Each issuer free writing prospectus does not include any information that conflicts with the information contained in the Registration Statements, any Preliminary Prospectus or the Prospectuses. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f).

(B)            (1) At the earliest time after the filing of each Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not, is not and will not be (as applicable) an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules and Regulations (without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)             Each issuer free writing prospectus satisfied, as of its issue date and at all subsequent times to the Time of Sale, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(iv)            No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectuses or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III, the Company has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, except in accordance with the provisions of Section 4(a)(xv) of this Agreement.

(v)            Financial Statements. The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statements, the Time of Sale Disclosure Package and the Prospectuses comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved; the supporting schedules included in the Registration Statements present fairly the information required to be stated therein; all non-GAAP financial information included in or incorporated by reference into the Registration Statements, the Time of Sale Disclosure Package and the Prospectuses complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the Time of Sale Disclosure Package and the Prospectuses, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the Registration Statements, the Time of Sale Disclosure Package or the Prospectuses. To the Company’s knowledge, Plante & Moran PLLC, which has expressed its opinion with respect to the financial statements and schedules filed as a part of each Registration Statement and included in each Registration Statement, the Time of Sale Disclosure Package and the Prospectuses, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(vi)           Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectuses, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock or equity interests; and there has not been any change in the capital stock or equity interests (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock or equity interests, of the Company or any of its subsidiaries, or any Material Adverse Effect. “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, earnings, assets, liabilities, prospects, properties, condition (financial or otherwise), operations, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Time of Sale Disclosure Package and the Prospectuses.

(vii)           Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of organization or organization. Each of the Company and its subsidiaries has full corporate or limited liability company power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statements, the Time of Sale Disclosure Package and the Prospectuses, and is duly qualified to do business as a foreign corporation or limited liability company in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would, individually or in the aggregate, result in a Material Adverse Effect.

(viii)           Absence of Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectuses, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, might result in any Material Adverse Effect or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary, that are required to be described in the Registration Statements, the Time of Sale Disclosure Package and the Prospectuses by the Act or by the Rules and Regulations and that have not been so described.

(ix)            Disclosure of Legal Matters. There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectuses or required to be filed as exhibits to the Registration Statements by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(x)             Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clause (A) as would not result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act , the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Exchange Rules (as defined below) or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(xi)            Capitalization; the Securities; Registration Rights. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representative), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectuses. Except as otherwise stated in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectuses, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound; (B) neither the filing of the Registration Statements nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”) and (C) any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below). All of the issued and outstanding shares of capital stock or equity interests of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectuses, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock or equity interests. The Company has an authorized and outstanding capitalization as set forth in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectuses under the caption “Capitalization.” The Common Stock (including the Securities) conforms in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Prospectuses.

(xii)           Stock Options. Except as described in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectuses, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock or equity interests of the Company or any subsidiary of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectuses accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. Each grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(xiii)          Compliance with Laws. The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xiv)          Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectuses as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectuses and except for such property that is not material to the conduct of the Company’s business. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xv)           Intellectual Property. The Company and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and it subsidiaries’ business as now conducted or as proposed to be conducted, as described in the Registration Statements, the Time of Sale Disclosure Package and the Prospectuses to be conducted and except as such failure to own, possess or acquire such rights would not reasonably be expected to result in a Material Adverse Effect.. Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not reasonably be expected to result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in any material respect, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company or any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company nor any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not reasonably be expected to result in a Material Adverse Effect; (F) there is no prior art or public or commercial activity of which the Company is aware that may render any patent included in the Intellectual Property invalid or that would preclude the issuance of any patent on any patent application included in the Intellectual Property, which has not been disclosed to the U.S. Patent and Trademark Office or the relevant foreign patent authority, as the case may be; (G) to the Company’s knowledge, the issued patents included in the Intellectual Property are valid and enforceable and the Company is unaware of any facts that would preclude the issuance of a valid and enforceable patent on any pending patent application included in the Intellectual Property; (H) the Company has taken reasonable steps necessary to secure the interests of the Company in the Intellectual Property purported to be owned by the Company from all employees, consultants, agents or contractors that developed (in whole or in part) such Intellectual Property; (I) no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Intellectual Property that is owned or purported to be owned by the Company that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Intellectual Property; and (J) to the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of the rights of any entity. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property in the United States and foreign jurisdictions.

(xvi)          Health Care Authorizations. The Company has submitted and possesses, or qualifies for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto issued or required by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their business (“Permits”), including, without limitation, all such Permits required by the U.S. Food and Drug Administration (the “FDA”), the U.S. Department of Health and Human Services (“HHS”), the U.S. Centers for Medicare & Medicaid Services (“CMS”), the European Medicines Agency (“EMA”), Health Canada or any other comparable state, federal or foreign agencies or bodies to which it is subject, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit, except for such Permits, the lack of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(xvii)         Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Registration Statements, the Time of Sale Disclosure Package or the Prospectuses, or the results of which are referred to in the Registration Statements, the Time of Sale Disclosure Package or the Prospectuses, were and, if still pending, are being conducted in all material respects in accordance with protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable statutes, rules and regulations of the FDA, the EMA, Health Canada and other comparable regulatory agencies outside of the United States to which they are subject, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, 312, and 812; the descriptions of the results of such studies, tests and trials contained in the Registration Statements, the Time of Sale Disclosure Package or the Prospectuses do not contain any misstatement of a material fact or omit a material fact necessary to make such statements not misleading; the Company has no knowledge of any studies, tests or trials not described in the Time of Sale Disclosure Package and the Prospectuses the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the Registration Statements, the Time of Sale Disclosure Package or the Prospectuses; and the Company has not received any notices or other correspondence from the FDA, EMA, Health Canada or any other foreign, state or local Governmental Authority exercising comparable authority or any Institutional Review Board or comparable authority requiring or threatening the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated, and, to the Company’s knowledge, there are no reasonable grounds for the same. Except as disclosed in the Registration Statements, the Time of Sale Disclosure Package and the Prospectuses, there has not been any violation of law or regulation by the Company in its respective product development efforts, submissions or reports to any regulatory authority that could reasonably be expected to require investigation, corrective action or enforcement action.

(xviii)         Compliance with Health Care Laws. The Company and, to the Company’s knowledge, its directors, employees and agents (while acting in such capacity) are and at all times have been in material compliance with, all health care laws applicable to the Company, or any of its products or activities, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. Section 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the administrative False Claims Law (42 U.S.C. Section 1320a-7b(a)), the Stark law (42 U.S.C. Section 1395nn), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the exclusion laws (42 U.S.C. Section 1320a-7), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Controlled Substances Act (21 U.S.C. Section 801 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. Section 263a), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, and any other state, federal or foreign law, accreditation standards, regulation, memorandum, opinion letter, or other issuance which imposes requirements on manufacturing, development, testing, labeling, advertising, marketing, promotion, distribution, reporting, kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care, clinical laboratory or diagnostics products or services (collectively, “Health Care Laws”). The Company has not received any notification, correspondence or any other written or oral communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority, including, without limitation, the FDA, the EMA, Health Canada, the United States Federal Trade Commission, the United States Drug Enforcement Administration, CMS, HHS’s Office of Inspector General, the United States Department of Justice and state Attorneys General or similar agencies of potential or actual non-compliance by, or liability of, the Company under any Health Care Laws, except, with respect to any of the foregoing, such as would not, individually or in the aggregate, result in a Material Adverse Effect. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to material liability of the Company under any Health Care Laws. The statements with respect to Health Care Laws and the Company’s compliance therewith included in the Preliminary Prospectuses, in the Time of Sale Disclosure Package and in the Prospectuses fairly summarize the matters therein described.

(xix)           Post-Market Reporting Obligations. The Company is complying in all material respects with all applicable regulatory post-market reporting obligations, including, without limitation, the FDA’s adverse event reporting requirements at 21 CFR Parts 310, 314, 600, and 803, and, to the extent applicable, the respective counterparts thereof promulgated by Governmental Authorities in countries outside the United States.

(xx)            No Shutdowns or Prohibitions. The Company has not had any product, clinical laboratory or manufacturing site (whether Company-owned or that of a third party manufacturer for the Company’s products) subject to a Governmental Authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other Governmental Authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA or other Governmental Authority alleging or asserting material noncompliance with any applicable Health Care Laws. To the Company’s knowledge, neither the FDA nor any other Governmental Authority is considering such action.

(xxi)           No Safety Notices. (i) Except as disclosed in the Registration Statements, the Time of Sale Disclosure Package and the Prospectuses, there have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products (“Safety Notices”) and (ii) to the Company’s knowledge, there are no facts that would be reasonably likely to result in (x) a Safety Notice with respect to the Company’s products or services, (y) a change in labeling of any the Company’s respective products or services, or (z) a termination or suspension of marketing or testing of any the Company’s products or services.

(xxii)          No Violations or Defaults. Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or other organizational documents, or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

(xxiii)         Taxes. The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statements, the Time of Sale Disclosure Package and the Prospectuses.

(xxiv)         Exchange Listing and Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for listing on the Nasdaq Capital Market (the “Exchange”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Exchange for maintenance of inclusion of the Common Stock thereon. The Company has filed an application to include the Securities on the Exchange. Except as previously disclosed to counsel for the Underwriters or as set forth in the Time of Sale Disclosure Package and the Prospectuses, to the knowledge of the Company, no beneficial owners of the Company’s capital stock or subordinated debt who, together with their associated persons and affiliates, hold in the aggregate 10% or more of such capital stock or subordinated debt, have any direct or indirect association or affiliate with a FINRA member.

(xxv)         Ownership of Other Entities. Other than the subsidiaries of the Company listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxvi)         Internal Controls. The Company and its subsidiaries maintain a system of “internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statements, the Prospectuses and the Time of Sale Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statements, in the Time of Sale Disclosure Package and in the Prospectuses, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company and its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xxvii)        No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxviii)       Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected have a Material Adverse Effect.

(xxix)          Investment Company Act. The Company is not, and after giving effect to the sale of the Securities in accordance with this Agreement and the application of proceeds as described in the Prospectuses under the caption “Use of Proceeds,” will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxx)          Eligibility to use Form S-3. The conditions for use of Form S-3, in connection with the offer and sale of the Securities, as set forth in the General Instructions thereto, have been satisfied.

(xxxi)          Incorporated Documents. The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectuses, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectuses, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxxii)        Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxxiii)       Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xxxiv)       Anti-Bribery and Anti-Money Laundering Laws. Neither the Company nor its subsidiaries, nor, to the knowledge of the Company, their officers, directors, managers, agents, or employees, has violated, and its participation in the offering will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance by the Company, its subsidiaries and their respective officer, directors, agents and employees with, each of the following laws: anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, or anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code Section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(xxxv)      OFAC.

(A)          Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge any or their directors, officers or employees, is, or is owned or controlled by an individual or entity that is:

(1)           the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(2)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(B)          Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1)           to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)           in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)          For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxvi)     Compliance with Environmental Laws. Except as disclosed in the Time of Disclosure Package and the Prospectuses, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would reasonably be expected individually or in the aggregate, result in a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(xxxvii)    Compliance with Occupational Laws. The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval, except where the failure to be in compliance or receive such permits or licenses would not reasonably be expected to have a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(xxxviii)   ERISA and Employee Benefits Matters. (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or subsidiary; (C) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (1) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (2) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.

(xxxix)      Business Arrangements. Except as disclosed in the Registration Statements, the Time of Sale Disclosure Package and the Prospectuses, neither the Company nor any of its subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xl)           Labor Matters. To the Company’s knowledge, no labor problem or dispute with the employees of the Company or any of its subsidiaries exists or to the Company’s knowledge is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have n a Material Adverse Effect.

(xli)         Restrictions on Subsidiary Payments to the Company. No subsidiary of the Company is currently prohibited, other than by applicable laws of the state of such subsidiary’s formation, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectuses.

(xlii)        Statistical Information. Any third-party statistical and market-related data included in the Registration Statements, the Time of Sale Disclosure Package and the Prospectuses are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xliii)       Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statements, the Time of Sale Disclosure Package or the Prospectuses has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xliv)       Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (as defined below); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xlv)        Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(xlvi)        eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statements fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b)          Representations and Warranties of the Selling Stockholders. Each Selling Stockholder severally and jointly represents and warrants to, and agrees with, the several Underwriters as follows:

(i)            Delivery of Securities. On each of the First Closing Date and the Second Closing Date, such Selling Stockholder will have good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Securities to be sold by such Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims. Upon payment for the Securities to be sold by such Selling Stockholder, delivery of such Securities, as directed by the Representative, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Securities), (A) DTC will be a “protected purchaser” of the Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action based on any valid “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its charter, by-laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(ii)           Custody Agreement. Such Selling Stockholder has full right, power and authority to enter into a Letter of Transmittal and Custody Agreement (“Custody Agreement”), with Colonial Stock Transfer Co., Inc., as Custodian (the “Custodian”); pursuant to the Custody Agreement such Selling Stockholder has placed in custody with the Custodian, for delivery under this Agreement, the certificates representing the Securities to be sold by such Selling Stockholder; such certificates represent validly issued, outstanding, fully paid and nonassessable shares of Common Stock; and such certificates were duly and properly endorsed in blank for transfer, or were accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

(iii)          Authorization; No Conflicts; Authority. This Agreement and the Custody Agreement have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and each constitutes a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement and the Custody Agreement and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, (B) result in any violation of the provisions of such Selling Stockholder’s charter or by-laws (or similar organizational documents) or (C) result in the violation of any law, regulation, order or decree applicable to such Selling Stockholder; no consent, approval, authorization or order of, or filing with, any court or Governmental Authority or body is required for the execution, delivery and performance of this Agreement and the Custody Agreement or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under the Securities Act or state securities laws or blue sky laws or the rules of FINRA. Such Selling Stockholder has full power and authority to enter into this Agreement and the Custody Agreement and to consummate the transactions contemplated hereby and thereby, including to sell, assign, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder.

(iv)          Registration Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statements or included in the offering contemplated by this Agreement, except as described or incorporated by reference in the Registration Statements.

(v)           No Other Offering Materials. Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectuses, the Time of Sale Disclosure Package or the Prospectuses or other materials permitted by the Securities Act to be distributed by such Selling Stockholder; provided, however, that no Selling Stockholder has made nor will make any offer relating to the Securities that would constitute a free writing prospectus except a Permitted Free Writing Prospectus (as defined below) authorized by the Company and the Underwriters for distribution in accordance with the provisions of Section 4(a)(xv) hereof.

(vi)          Accurate Disclosure; Compliance with the Act. Neither the Registration Statements nor any amendment thereto, at the effective time of each part thereof, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale, neither (A) the Time of Sale Disclosure Package nor (B) any issuer free writing prospectus, when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectuses nor supplements thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at the Second Closing, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the time each part of the Registration Statements (or any post-effective amendment thereto) became or becomes effective, such part conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and each Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. The representations and warranties in this Section 2(b)(vii) with respect to any Selling Stockholder apply only to the extent that any statements in or omissions from any such document are based on information covering such Selling Stockholder furnished to the Company by such Selling Stockholder specifically for use therein (any written information concerning such Selling Stockholder specifically for such use being referred to as the “Selling Stockholder Information”).

(vii)         Selling Stockholder Information in Issuer Free Writing Prospectuses. All Selling Stockholder Information furnished by such Selling Stockholder contained in any issuer free writing prospectus does not include any information that conflicts with the information then contained in the Registration Statements, any Preliminary Prospectus or the Prospectuses. If at any time following issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which such Selling Stockholder Information, if republished immediately following such event or development, conflicted or would conflict with the information then contained in any such document or as a result of which such Selling Stockholder Information would include any untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Selling Stockholder has promptly notified or will promptly notify the Company and the Representative and will provide the Company with all necessary information so as to correct such untrue statement or omission.

(viii)       No Inside Information. The sale of the Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the Time of Disclosure Package and Prospectuses.

(ix)          No FINRA Member Affiliation. Neither such Selling Stockholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(x)           Sanctions and Anti-Money Laundering. Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any anti-money laundering laws or any applicable anti-bribery or anti-corruption laws.

(xi)           ERISA and Employee Benefits Matters. Such Selling Stockholder is not (i) an employee benefit plan subject to ERISA, (ii) a plan or account subject to Section 4975 of the the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(xii)          To the knowledge of such Selling Stockholder, the representations and warranties of the Company contained in paragraph (a) of this Section 2 are true and correct.

(c)            Effect of Certificates. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; any certificate signed by or on behalf of any Selling Stockholder as such and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

3.             Purchase, Sale and Delivery of Securities.

(a)            Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares, and each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. The purchase price for each Firm Share shall be $20.46 per share. The obligation of each Underwriter to each of the Company and the Selling Stockholders shall be to purchase from each of the Company and the Selling Stockholders that number of Firm Shares (to be adjusted by the Representative to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by each of the Company and the Selling Stockholders pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule II.

The Firm Shares will be delivered by the Company and the Custodian to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company and the Custodian, as appropriate, at the offices of Piper Sandler & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, or such other location as may be mutually acceptable, at 10:00 a.m. (Eastern time) on the second (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. (Eastern time), the third) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.”

(b)           Option Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, with respect to 187,500 of the Option Shares, and certain of the Selling Stockholders, with respect to the number of Option Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto, hereby grant to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representative to the Company and to the Selling Stockholders setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date,” respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. If the option is exercised, the obligation of each Underwriter shall be to purchase from the Selling Stockholders granting an option to purchase the Option Shares, on a pro rata basis up to 187,500 Option Shares, that number of Option Shares (to be adjusted by the Representative to avoid fractional shares) which represents the same proportion that the number of Option Shares granted by each such Selling Stockholder bears to the total number of Option Shares granted by all such Selling Stockholders, and, to the extent the option to purchase Option Shares exceeds 187,500, from the Company up to an aggregate of 187,500 Option Shares. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representative in such manner as the Representative deems advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Custodian and the Company, as appropriate, to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Custodian or the Company, as appropriate, at the offices of Piper Sandler & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, or such other location as may be mutually acceptable at 10:00 a.m. (Eastern time) on the Second Closing Date.

(c)            Delivery. If the Representative so elects, delivery of the Firm Shares or the Option Shares may be made by credit through full fast transfer to the accounts at DTC designated by the Representative. Certificates representing the Firm Shares and the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, or evidence of their issuance, will be made available for checking at a reasonable time preceding the First Closing Date or the Second Closing Date, as applicable, at the offices of Piper Sandler & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, or such other location as may be mutually acceptable. In the event that the Firm Shares (and Option Shares, if elected by the Representative) are not delivered to the Representative by 2:30 p.m. (Eastern time) on the First Closing Date (and the Second Closing Date, if elected by the Representative), the Company and the Selling Stockholders will return payment of the full purchase price to the Representative’s agent, Pershing LLC (“Pershing”), via same day funds by 4:30 p.m. (Eastern time). The Company and the Selling Stockholders shall remain liable to Pershing the full amount of the purchase price and any costs associated with recovering the purchase price (in proportion to the number of Securities to be sold by each party (including any Option Shares) bears to the total number of Securities sold hereunder) until the full amount has been received by Pershing.

(d)           Purchase by Representative on Behalf of Underwriters. It is understood that you, individually and not as Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Stockholders, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or any Selling Stockholder.

4.            Covenants.

(a)           Covenants of the Company. The Company covenants and agrees with the several Underwriters as follows:

(i)            Required Filings. During the period beginning on the date hereof and ending on the later of the Second Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectuses are no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statements (including any Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectuses, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative or counsel to the Underwriters reasonably object. Subject to this Section 4(a)(i), immediately following execution of this Agreement, the Company will prepare the Prospectuses containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Representative and the Company may deem appropriate, and if requested by the Representative, an issuer free writing prospectus containing the selling terms of the Securities and such other information as the Company and the Representative may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectuses and each issuer free writing prospectus.

(ii)           Notification of Certain Commission Actions. After the date of this Agreement, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to any Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or any Prospectus, (C) of the time and date that any post-effective amendment to any Registration Statement becomes effective, (D) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, any Prospectus or any issuer free writing prospectus, or (E) of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(iii)          Continued Compliance with Securities Laws. (A)  During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectuses. If during such period any event occurs as a result of which the Prospectuses (or if the Prospectuses are not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or counsel to the Underwriters to amend the Registration Statements or supplement the Prospectuses (or, if the Prospectuses are not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectuses in order to comply with the Securities Act or the Exchange Act, the Company promptly will (x) notify you of such untrue statement or omission, (y)  amend the Registration Statements or supplement the Prospectuses (or, if the Prospectus are not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance, and (z) notify you when any amendment to the Registration Statements is filed or becomes effective or when any supplement to the Prospectuses (or, if the Prospectuses are not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(B)           If at any time following issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which such issuer free writing prospectus conflicted or would conflict with the information contained in the Registration Statements, the Preliminary Prospectuses or the Prospectuses or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Representative of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission, and (2) has notified or promptly will notify you when such amendment or supplement was or is filed with the Commission where so required to be filed.

(C)          If immediately prior to the third anniversary of the initial effective date of each Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Representative, will use commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statements shall include such new shelf registration statement.

(iv)          Blue Sky Qualifications. The Company shall take or cause to be taken all reasonably necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(v)          Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statements (which will include three complete manually signed copies of each Registration Statement and all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, each Prospectus, any issuer free writing prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi)          Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)         Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statements (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, each Prospectus, any issuer free writing prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including blue sky memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of the Custodian and any transfer agent or registrar, (E) the filing fees and fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities, (F) listing fees, if any, (G) the reasonable cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Securities, and (H) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company will pay all other reasonable fees of Underwriters’ counsel incurred in connection with the transactions contemplated by this Agreement, in an amount not to exceed $75,000. If this Agreement is terminated by the Representative pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, the Company will reimburse the several Underwriters for all reasonable out-of-pocket accountable disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

(viii)        Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectuses.

(ix)          Company Lock Up. The Company will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing to and including the date that is 90 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than the Securities to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement).

(x)            Stockholder Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule V. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xi)          No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xii)          SEC Reports. During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(xiii)         Internal Controls. During the Prospectus Delivery Period, the Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(xiv)         Sarbanes-Oxley. During the Prospectus Delivery Period the Company and its subsidiaries will comply with all applicable provisions of the Sarbanes-Oxley Act.

(xv)         Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus. The Company agrees not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Company that otherwise would not be required to be filed by the Company thereunder, but for the action of the Company.

(b)          Covenants of the Selling Stockholders. Each Selling Stockholder covenants and agrees with the several Underwriters as follows:

(i)             Payment of Expenses. Such Selling Stockholder will pay all taxes, if any, on the transfer and sale, respectively, of the Securities being sold by such Selling Stockholder and the fees of such Selling Stockholder’s counsel, accountant or other adviser.

(ii)           Reimbursement. If this Agreement shall be terminated by the Underwriters because of any failure, refusal or inability on the part of such Selling Stockholder to perform any agreement on such Selling Stockholder’s part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by such Selling Stockholder is not fulfilled, such Selling Stockholder and the Company agree that the Company will reimburse the several Underwriters for all out-of-pocket accountable disbursements (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

(iii)          Agreements Irrevocable. The Securities to be sold by such Selling Stockholder, represented by the certificates on deposit with the Custodian pursuant to the Custody Agreement of such Selling Stockholder, are subject to the interest of the several Underwriters and the other Selling Stockholders; the arrangements made for such custody are, except as specifically provided in the Custody Agreement, irrevocable; and the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of such Selling Stockholder, by operation of law, whether by the liquidation, dissolution or merger of such Selling Stockholder, by the death of such Selling Stockholder, or by the occurrence of any other event. If any Selling Stockholder should liquidate, dissolve or be a party to a merger or if any other such event should occur before the delivery of the Securities hereunder, certificates for the Securities deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, merger or other event had not occurred, whether or not the Custodian shall have received notice thereof.

(iv)         No Market Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(v)          Continued Compliance with Securities Laws. Such Selling Stockholder shall immediately notify you if any event occurs, or of any change in the Selling Stockholder Information relating to such Selling Stockholder, which results in the Time of Sale Disclosure Package or in the Prospectuses (as amended or supplemented) or any Permitted Free Writing Prospectus including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vi)          Form W-9. Such Selling Stockholder shall deliver to the Custodian or the Representative, as appropriate, prior to the First Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

5.             Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)           Required Filings; Absence of Certain Commission Actions. If filing of the Prospectuses, or any amendment or supplement thereto, or any issuer free writing prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectuses (or such amendment or supplement) or such issuer free writing prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statements shall remain effective; no stop order suspending the effectiveness of the Registration Statements or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectuses or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statements, the Time of Sale Disclosure Package, the Prospectuses, any issuer free writing prospectus or otherwise) shall have been complied with to your satisfaction.

(b)          Continued Compliance with Securities Laws. No Underwriter shall have advised the Company that (i) the Registration Statements or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in your opinion, is material or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectuses, or any amendment thereof or supplement thereto, or any issuer free writing prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)        Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectuses, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock or equity interests; and there shall not have been any change in the capital stock or equity interests (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock or equity interests of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any subsidiary, the effect of which, in any such case described above, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectuses.

(d)        No Downgrade. On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(e)        Opinion and Negative Assurance Statement of Company Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion and negative assurance statement of Sichenzia Ross Ference LLP, counsel for the Company, dated such Closing Date and addressed to you in form and substance satisfactory to you.

(f)         Opinion and Negative Assurance Statement of Selling Stockholder Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion and negative assurance statement of Sichenzia Ross Ference LLP, counsel for the Selling Stockholders, dated such Closing Date and addressed to you in form and substance satisfactory to you.

(g)        Opinion of Company Intellectual Property Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of Remenick PLLC, intellectual property counsel for the Company, dated such Closing Date and addressed to you in form and substance satisfactory to you.

(h)         Opinion and Negative Assurance Statement of Underwriters’ Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion and negative assurance statement of Faegre Drinker Biddle & Reath LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you in form and substance satisfactory to you.

(i)          Comfort Letter. On the date hereof, on the effective date of any post-effective amendment to any Registration Statement filed after the date hereof and on each Closing Date you, as Representative of the several Underwriters, shall have received an accountant’s “comfort” letter of Plante & Moran PLLC, dated such date and addressed to you, in form and substance satisfactory to you.

(j)          Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)            The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)           No stop order or other order suspending the effectiveness of the Registration Statements or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectuses or any issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)          Affirms the accuracy of the matters set forth in subsection (c) of this Section 5.

(k)        Selling Stockholder Certificate. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, a certificate or certificates, dated such Closing Date and addressed to you, signed by each of the Selling Stockholders to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that such Selling Stockholder has complied with all the agreements and satisfied all the conditions on such Selling Stockholder’s part to be performed or satisfied at or prior to such Closing Date.

(l)         CFO Certificate. On the date hereof and on each Closing Date, the Company shall have furnished to you, as Representative of the several Underwriters, a certificate, dated as of such date, signed on behalf of the Company by its chief financial officer, regarding certain financial information included in or incorporated by reference into the Preliminary Prospectuses and the Prospectuses, respectively, in form and substance reasonably satisfactory to you.

(m)        Lock-Up Agreement. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4 and the Lock-Up Agreements shall remain in full force and effect.

(n)        FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(o)        Other Documents. The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(p)        Exchange Listing. The Securities to be delivered on such Closing Date have been approved for listing on the Exchange, subject to official notice of issuance.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.           Indemnification and Contribution.

(a)        Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, including the Rule 430B Information and any other information deemed to be a part of such Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, any Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any roadshow materials, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any investigation or proceeding arising out of or related to this Agreement or the offer or sale of the Securities by any Governmental Authority, commenced or threatened (whether or not any Underwriter is a target of or party to such investigation or proceeding), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (x) the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(f), and (y) the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Selling Stockholder Information.

(b)        Indemnification by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of such Selling Stockholder), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, including the 430B Information and any other information deemed to be a part of such Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, any Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, or any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (x) a Selling Stockholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with Selling Stockholder Information relating to such Selling Stockholder, and (y)  in no event shall any Selling Stockholder’s liability hereunder exceed the aggregate amount of net proceeds (after deducting Underwriters’ discounts and commissions) received by such Selling Stockholder from the sale of the Securities pursuant to this Agreement.

(c)         Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and each Selling Stockholder, its affiliates, directors and officers and each person, if any, who controls the Company and each Selling Stockholder within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company and the Selling Stockholders may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, any Prospectus, or any amendment or supplement thereto, or any issuer free writing prospectus, or any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(f)), and will reimburse the Company and the Selling Stockholders for any legal or other expenses reasonably incurred by the Company or any such Selling Stockholder in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(d)       Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representative, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representative shall have the right to employ a single counsel (in addition to local counsel) to represent the Representative and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(d), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)       Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectuses. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Securities purchased by it hereunder exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting discounts and commissions, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to their respective aggregate gross proceeds received after underwriting discounts and commissions, but before expenses, from the sale of the Securities sold by the Selling Stockholders hereunder and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(f)        Information Provided by the Underwriters. The Underwriters severally confirm and the Company and each Selling Stockholder acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth in the fourth paragraph under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectuses are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statements, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectuses or any issuer free writing prospectus.

7.          Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Selling Stockholders herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the several Underwriters, the Company and the Selling Stockholders contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, or any Selling Stockholders or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder and any termination of this Agreement.

8.          Substitution of Underwriters.

(a)        Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule II hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)        Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor any Selling Stockholder shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or the Selling Stockholders (except to the extent provided in Section 6 hereof).

(c)        Postponement of Closing. If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representative or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statements, in the Time of Sale Disclosure Package, in the Prospectuses or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(d)       No Relief from Liability. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

9.            Termination of this Agreement.

(a)        Right to Terminate. You, as Representative of the several Underwriters, shall have the right to terminate this Agreement by giving notice to the Company and the Selling Stockholders as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company or the Selling Stockholders shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its or their part to be performed hereunder, (ii) any condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or the Exchange or trading in securities generally on the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market or the New York Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, or (vi) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, or any other calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b)        Notice of Termination. If you elect to terminate this Agreement as provided in this Section, the Company and the Selling Stockholders shall be notified promptly by you by telephone, confirmed by letter.

10.           Default by One or More of the Selling Stockholders or the Company.

(a)        Default by the Selling Stockholders. If one or more of the Selling Stockholders shall fail at the First Closing Date to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Securities to be sold by all Selling Stockholders as set forth in Schedule I, then the Underwriters may at your option, by notice from you to the Company and the non-defaulting Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof, any non-defaulting party, or (ii) elect to purchase the Securities which the Company and the non-defaulting Selling Stockholders have agreed to sell hereunder.

In the event of a default by any Selling Stockholder as referred to in this Section 10, either you or the Company or, by joint action only, the non-defaulting Selling Stockholders shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statements, in the Time of Sale Disclosure Package or in the Prospectuses or in any other documents or arrangements.

(b)         Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof, any non-defaulting party.

(c)         No Relief from Liability. No action taken pursuant to this Section 10 shall relieve the Company or any Selling Stockholders so defaulting from liability, if any, in respect of such default.

11.          Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier to the Representative, c/o Piper Sandler & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets, with a copy to Piper Sandler General Counsel at 800 Nicollet Mall, Minneapolis, Minnesota 55402 and LegalCapMarkets@psc.com, and a copy (which shall not constitute notice) to Faegre Drinker Biddle & Reath LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, Attention: Michael K. Coddington; if to the Company, shall be mailed or delivered to it at 9555 Maroon Circle, Englewood, Colorado 80112, Attention: Thomas Sandgaard, with a copy (which shall not constitute notice) to Sichenzia Ross Ference LLP, 1185 Avenue of the Americas, 37th Floor, New York, New York 10036, Attention Gregory Sichenzia; if to any of the Selling Stockholders, at the address set forth on the signature page hereto, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.         Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

13.        Absence of Fiduciary Relationship. The Company and each of the Selling Stockholders acknowledges and agrees that: (a) the Representative has been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company or any Selling Stockholder and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or are advising the Company or any Selling Stockholder on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company and each of the Selling Stockholders following discussions and arms-length negotiations with the Representative and the Company and each of the Selling Stockholders is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and each of the Selling Stockholders and that the Representative has no obligation to disclose such interest and transactions to the Company or any Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representative is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representative and the other Underwriters, and not on behalf of the Company or any Selling Stockholder; (e) it, he or she waives to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representative shall have no liability (whether direct or indirect) to the Company or any Selling Stockholder in respect of such a fiduciary duty claim on behalf of or in right of any Selling Stockholder or the Company, including stockholders, employees or creditors of the Company.

14.           Recognition of the U.S. Special Resolution Regimes.

(a)         In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)         In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)         As used in this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.          Governing Law; Waiver of Jury Trial. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.         Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

17.          General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Remainder of page intentionally left blank. Signature page follows.]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

Zynex, Inc.

		By:	/s/ Thomas Sandgaard
		Name:	Thomas Sandgaaard
		Title:	Chief Executive Officer

		By:	/s/ Thomas Sandgaard
		Name:	Thomas Sandgaard

Address:

Sandgaard Holdings, LLC

		By:	/s/ Thomas Sandgaard
		Name:	Thomas Sandgaard
		Title:	Sole Member

Address:

Confirmed as of the date first above mentioned, on behalf of itself and the other several Underwriters named in Schedule II hereto.

Piper Sandler & Co.

By:	/s/ Neil Riley
Name:	Neil Riley
Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

Selling Stockholders

Name	Number of Firm Shares to be Sold	Maximum Number of Option Shares Subject to Option
Thomas Sandgaard	0	0
Sandgaard Holdings, LLC	1,250,000	187,500

Total	1,250,000	187,500

SCHEDULE II

Underwriters

Underwriter	Number of Firm Shares (1)
Piper Sandler & Co.	1,750,000
B. Riley FBR, Inc.	250,000
Ladenburg Thalmann & Co. Inc.	250,000
Northland Securities, Inc.	125,000
H.C. Wainwright & Co., LLC	125,000
Total	2,500,000

(1)	The Underwriters may purchase up to an additional 375,000 Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE III

Certain Permitted Free Writing Prospectuses

None.

SCHEDULE IV

Pricing Information

Firm Shares: 2,500,000 shares

Option Shares: 375,000 shares

Price to the Public: $22.00 per share

Price to the Underwriters: $20.46 per share

SCHEDULE V

List of Individuals and Entities Executing Lock-Up Agreements

•	Thomas Sandgaard

•	Daniel Moorhead

•	Giuseppe Papandrea

•	Barry Michaels

•	Michael Cress

•	Joshua Disbrow

•	Sandgaard Holdings, LLC

EXHIBIT A

Form of Lock-Up Agreement

_______________, 2020

Piper Sandler & Co.

As Representative of the several Underwriters named

in Schedule II to the Underwriting Agreement

referred to below

c/o	Piper Sandler & Co.

800 Nicollet Mall, Suite 900
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

As an inducement to the underwriters (the “Underwriters”) to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of common stock, par value $0.001 per share (the “Common Stock”), or other securities, of Zynex, Inc., a Nevada corporation, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Piper Sandler & Co., as representative of the several Underwriters listed in Schedule II to the Underwriting Agreement, during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Securities.

The Lock-Up Period will commence on the date of this Lock-up Agreement (this “Agreement”) and continue and include the date ninety (90) days after the date of any final prospectus supplement used to sell Common Stock in the Offering pursuant to the Underwriting Agreement,

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of shares of Common Stock or any security convertible into or exercisable for Common Stock to limited partners, limited liability company members or stockholders of the undersigned, (iv) if the undersigned is a trust, transfers to the beneficiary of such trust, (v) transfers by testate succession or intestate succession, (vi) to the Company as forfeitures to satisfy tax withholding obligations of the undersigned in connection with the vesting or exercise of equity awards pursuant to the Company’s equity incentive plan or outstanding warrants, or (vii) pursuant to the Underwriting Agreement; provided, in the case of clauses (i) through (vi), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Underwriters to be bound by the terms of this Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer (other than, in connection with a forfeiture to satisfy tax withholding obligations pursuant to clause (vi), a Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act, provided, however, that if such Form 4 or Form 5 is filed during the Lock-Up Period, such Form 4 or Form 5 shall indicate by footnote disclosure or otherwise that such Form 4 or Form 5 relates to a forfeiture to satisfy tax withholding obligations, and that any shares of Common Stock and other securities subject to the Lock-Up Agreement that continue to be held by the undersigned remain subject to the terms of the Lock-Up Agreement). For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that it: (i) has full power and authority to enter into this Agreement and that upon request, the undersigned will execute and additional documents necessary to ensure the validity or enforcement of this Agreement, and (ii) now has, and except as contemplated by this Agreement, for the duration of this Agreement will have, good and marketable title to the Undersigned’s Securities, free and clear of all liens, encumbrances, and claims whatsoever. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Underwriters that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (iii) the Offering is not completed by December 31, 2020.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Very truly yours,

Printed Name of Holder

Signature

Printed Name and Title of Person Signing

A-4